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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                       _________________________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  March 27, 1997



                                   THT Inc.
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            (Exact name of registrant as specified in its charter)


             Delaware                   0-11365             73-1284563
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           (State or other     (Commission File          (I.R.S. Employer
              jurisdiction       Number)                    Identification
          of incorporation)                                         No.)


                              33 Riverside Avenue
                          Westport, Connecticut 06880
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                   (Address of principal executive offices)



      Registrant's telephone number, including area code:  (203) 226-6408



                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

          On March 27, 1997, THT Inc. and its subsidiaries (collectively hereinafter the "Registrant") entered into a Credit Agreement (the "Agreement") with Fleet Bank, N.A. (the "Bank"). The Credit Agreement provides for a $2 million term loan ("Term Loan") to the Registrant and for a $2 million revolving line of credit ("Line of Credit") to the Registrant. The Term Loan is for a term of five years and provides for quarterly principal payments of $100,000, commencing as of June 30, 1997, with interest payable monthly in arrears. The Line of Credit is for a period of two years, and upon the expiration thereof, unless such Line of Credit is extended, the outstanding principal amount then outstanding, if any, is due and payable. Interest on the Line of Credit is payable monthly in arrears.

          Interest on the outstanding principal amount of the Term Loan and on the outstanding principal amount of the Line of Credit will accrue, at the Registrant's option, at the Bank's prime rate, as announced from time to time, or the London Interbank Offer Rate ("LIBOR") plus 2%. Both the Term Loan and the Line of Credit are secured by all of the Registrant's assets, pursuant to the terms of certain security agreements, dated as of March 27, 1997.

          On March 31, 1997, the Registrant borrowed $2 million under the Term Loan. Of such borrowing, $100,000 principal amount of the Term Loan bears interest at 7.7734%, and $1.9 million principal amount thereof bears interest at a rate of 7.9375%. To the extent the Line of Credit is not utilized by the Registrant, the Registrant is obligated to pay an annual commitment fee of
 .1875% for the average unused portion of the Line of Credit (or $3,750 per annum if the Registrant does not use any portion of the $2 million Line of Credit).

          The Registrant borrowed the aggregate principal amount under the Term Loan to redeem 1,000 shares of its Preferred Stock owned of record by PH II Holdings, Inc. ("PH II"), an affiliate of the Registrant. The redemption price of the Preferred Stock was $1 million or the face value of such stock. In addition, the loan proceeds were used by the Registrant to repay PH II $500,000, representing the remaining outstanding principal balance, plus accrued interest, due such entity under the terms of a demand note dated February 3, 1997, and which note was in the original principal amount of $900,000, and was originally issued to fund the satisfaction of obligations due the former shareholders of Jackburn Mfg., Inc.; and to repay $430,011.60 principal amount, plus accrued interest, due PH II under the terms of a promissory note dated June 1, 1992 and which note was due on May 31, 2002. The demand note bore interest at the prime rate and the promissory note bore interest at the prime rate plus 2%.

          The Registrant is required under the Agreement to adhere to certain affirmative and negative covenants, and borrowings under the Line of Credit is limited to 80% of eligible accounts receivables and 50% of the inventory of the Registrant, as set forth in the Agreement. The Line of Credit supersedes a $1,000,000 line of credit with the Bank which was due to expire on May 1, 1997.

Item 7.  Financial Statements and Exhibits.

          (c)  Exhibits.

               10.1 Credit Agreement, dated as of March 27, 1997, by and among the Registrant and Fleet Bank, N.A.

               10.2 Security Agreement, dated as of March 27, 1997, by and between THT Inc. and Fleet Bank, N.A.

               10.3 Security Agreement, dated as of March 27, 1997, by and between Setterstix Corporation and Fleet Bank, N.A.

               10.4 Security Agreement, dated as of March 27, 1997, by and between Jackburn Mfg., Inc. and Fleet Bank, N.A.

               10.5 Term Loan Promissory Note

               10.6 Revolving Credit Loans "Line of Credit" Promissory Note
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THT INC.



                                    By:  /s/  Frederick A. Rossetti
                                       --------------------------------------
                                         Frederick A. Rossetti, President

Date:  April 2, 1997